UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2020

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

45 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 2.02. Results of Operations and Financial Condition.

Blueprint Medicines Corporation (the “Company”) is currently in the process of finalizing its financial results for the three months and year ended December 31, 2019. Based on preliminary unaudited information available to management as of the date hereof and subject to completion by management of the Company’s financial statements as of and for the quarter and the year ended December 31, 2019, the Company expects to have cash, cash equivalents and investments as of December 31, 2019 of approximately $548.0 million, as compared to $594.5 million at September 30, 2019. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto. These results could change as a result of further review. Complete quarterly and annual results will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 8.01. Other Events.

The Company hereby supplements Item 1A (“Risk Factors”) of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 with the following supplemental risk factors:

Risks Related to Being a Commercial Company

We have limited experience as a commercial company and the marketing and sale of AYVAKITTM (avapritinib) or any future products may be unsuccessful or less successful than anticipated.

In January 2020, the U.S. Food and Drug Administration, or FDA, approved AYVAKIT for the treatment of adults with unresectable or metastatic gastrointestinal stromal tumors, or GIST, harboring a platelet-derived growth factor receptor alpha (PDGFRA) exon 18 mutation, including PDGFRA D842V mutations. While we have initiated the commercial launch of AYVAKIT in the U.S., we have limited experience as a commercial company and there is limited information about our ability to successfully overcome many of the risks and uncertainties encountered by companies commercializing products in the biopharmaceutical industry. Marketing applications for avapritinib for additional indications and for pralsetinib are currently under review or planned in the United States and Europe. To execute our business plan, in addition to successfully marketing and selling AYVAKIT, we will need to successfully:

•	establish and maintain our relationships with healthcare providers who will be treating the patients who may receive our product and any future products;

•	obtain adequate pricing and reimbursement for AYVAKIT and any future products;

•	gain regulatory acceptance for the development and commercialization of the drug candidates in our pipeline;

•	develop and maintain successful strategic alliances; and

•	manage our spending as costs and expenses increase due to clinical trials, marketing approvals, and commercialization.

If we are unsuccessful in accomplishing these objectives, we may not be able to successfully develop drug candidates, commercialize AYVAKIT or any future products, raise capital, expand our business or continue our operations.

The commercial success of AYVAKIT, and of any future products, will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

The commercial success of AYVAKIT and of any future products will depend in part on the medical community, patients, and third-party or governmental payors. AYVAKIT and any other products that we may bring to the market may not gain market acceptance by physicians, patients, third-party payors and others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of AYVAKIT and of any future products will depend on a number of factors, including:

•	the potential efficacy and potential advantages over alternative treatments;

•	the prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling;

•	relative convenience and ease of administration;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the length of time that patients who are prescribed our products remain on treatment;

•	the pricing of our product and any future products;

•	publicity concerning our product, any future products, or competing products and treatments; and

•	sufficient third-party insurance coverage or reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be known until after it is launched. Our efforts to educate the medical community and third-party payors on the benefits of our products may require significant resources and may never be successful. Our efforts to educate the marketplace may require more resources than are required by the conventional technologies marketed by our competitors. Any of these factors may cause AYVAKIT, or any future products, to be unsuccessful or less successful than anticipated.

Although we have established our initial commercial infrastructure, we are continuing to build out our commercial capabilities and have no prior sales or distribution experience and limited capabilities for marketing and market access. We expect to invest significant financial and management resources to establish these capabilities and infrastructure to support commercial operations for the sale of AYVAKIT. If we are unable to establish these additional commercial capabilities and infrastructure, we may be unable to generate sufficient revenue to sustain our business.

Although we have established our initial commercial infrastructure, we are continuing to build out our commercial capabilities and infrastructure and have no prior sales or distribution experience and limited capabilities for marketing and market access. To successfully commercialize AYVAKIT and any other products that may result from our development programs, we will need to develop these capabilities and further expand our infrastructure to support commercial operations in the U.S., Europe and other regions, either on our own or with others. We may be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without a significant internal team or the support of a third party to perform these functions, including marketing and sales functions, we may be unable to compete successfully against these more established companies.

We cannot be sure that we will be able to recruit, hire and retain a sufficient number of sales representatives or that they will be effective at promoting our products. In addition, we will need to commit significant additional management and other resources to maintain and grow our sales organization. We may not be able to achieve the necessary development and growth in a cost-effective manner or realize a positive return on our investment. We will also have to compete with other companies to recruit, hire, train and retain sales and marketing personnel. Factors that may inhibit our efforts to commercialize our products include:

•	our inability to recruit, train and retain adequate numbers of sales and marketing personnel;

•	the inability of sales personnel to obtain access to or to persuade adequate numbers of physicians to prescribe AYVAKIT; and

•	unforeseen costs and expenses associated with maintaining an independent sales and marketing organization.

In the event that we are unable to effectively deploy our sales organization or distribution strategy on a timely and efficient basis, if at all, the commercialization of our drug candidates could be delayed which would negatively impact our ability to generate product revenues.

Our reliance on single-source third-party suppliers could harm our ability to commercialize AYVAKIT or any other drug candidates that may be approved in the future.

We do not currently own or operate manufacturing facilities for the production of AYVAKIT or any other drug candidates that may be approved in the future. We rely on single-source third-party suppliers to manufacture and supply AYVAKIT and expect to initially rely on single-source third-party supplies for commercial manufacture and supply of pralsetinib, if approved, which may not be able to produce sufficient inventory to meet commercial demand in a timely manner, or at all. Our third-party suppliers may not be required to provide us with any guaranteed minimum production levels or have dedicated capacity for our products. As a result, there can be no assurances that we will be able to obtain sufficient quantities of AYVAKIT or any other drug candidates that may be approved in the future, which could have a material adverse effect on our business as a whole.

***

On January 21, 2020, the Company issued a press release announcing the commencement of an underwritten public offering of shares of its common stock. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Blueprint Medicines Corporation on January 21, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: January 21, 2020	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer